UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported):  September 8, 2009

LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
10000 Alliance Road, Cincinnati, Ohio		45242
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. – Changes in Registrant’s Certifying Accountant

(a)           Dismissal of Deloitte & Touche LLP (“Deloitte”)

On September 8, 2009, the Audit Committee of the Board of Directors notified Deloitte, its independent registered public accounting firm, of its dismissal effective on or soon after the Registrant’s filing of its Annual Report on Form 10-K for the fiscal year ending June 30, 2009.  The Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2009 was filed on September 11, 2009 and, as a result, the dismissal of Deloitte became effective as of that date.

Deloitte’s report on the Registrant’s financial statements for each of the last three fiscal years (ending June 30, 2009, June 30, 2008 and June 30, 2007) did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified, except for the Registrant’s adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an Interpretation of Financial Accounting Standards Board Statement No. 109, on July 1, 2007, as to uncertainty, audit scope, or accounting principles. During the Registrant’s three most recent fiscal years (ending June 30, 2009, June 30, 2008 and June 30, 2007) and the subsequent period of fiscal 2010 preceding the dismissal of Deloitte, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference to the subject matter in connection with its report.

As previously reported and as discussed under Item 9A of the Registrant’s Annual Report on Form 10-K/A for the fiscal year ended June 30, 2008, management identified a material weakness in the Registrant’s internal control over financial reporting related to the identification of reporting units under Statement of Financial Accounting Standards No. 142, Goodwill and Intangible Assets (“SFAS No. 142”).  To address this material weakness and to ensure that all technical aspects of SFAS No. 142 are properly considered and applied, the Registrant implemented new procedures with respect to how the goodwill impairment tests are conducted, re-analyzed the technical application of SFAS No. 142 and re-defined its reporting units for goodwill impairment testing so that goodwill impairment tests are now performed at the operating segment level. An authorized officer of the Registrant has authorized Deloitte to respond fully to the inquiries of Grant Thornton LLP concerning the subject matter of the material weakness described above.

Except for the material weakness discussed above, during the Registrant’s three most recent fiscal years (ending June 30, 2009, June 30, 2008 and June 30, 2007) and the subsequent period of fiscal 2010 preceding Deloitte’s dismissal, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

The Registrant provided Deloitte with a copy of the disclosure contained in this Form 8-K and requested that Deloitte furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated September 14, 2009 is filed as Exhibit 16 to this Form 8-K.

(b)           Engagement of Grant Thornton LLP (“Grant Thornton”)

On September 8, 2009, the Audit Committee notified Grant Thornton of its decision to appoint them as its independent registered public accounting firm effective on or soon after the Registrant’s filing of  its Annual Report on Form 10-K for the fiscal year ending June 30, 2009.  The Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2009 was filed on September 11, 2009 and, as a result, the engagement of Grant Thornton became effective as of that date.

In deciding to engage Grant Thornton, the Audit Committee reviewed auditor independence and existing commercial relationships with Grant Thornton, and concluded that Grant Thornton has no commercial relationship with the Registrant that would impair its independence.

During the three most recent fiscal years (ending June 30, 2009, June 30, 2008 and June 30, 2007) and the subsequent period of fiscal 2010 preceding the engagement of Grant Thornton, neither the Registrant nor anyone on its behalf consulted Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and no written report or oral advice was provided to the Registrant that Grant Thornton concluded was an important factor considered by the Registrant in reaching a decision as an accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of a disagreement (as described in Regulation S-K Item 304(a)(1)(iv)).

Item 9.01 – Financial Statements and Exhibits.

(d)           Exhibits.

16	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated September 14, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

By:	/s/Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer
(Principal Accounting Officer)
September 14, 2009